Exhibit 10.11
THIRD AMENDMENT TO SECOND AMENDED AND RESTATED
EXECUTIVE SERVICES AGREEMENT
     This Third Amendment to Second Amended and Restated Executive Services Agreement (the “Amendment”) is effective as of April 6, 2010, and is entered into by and between The Film Department Holdings LLC, a Delaware limited liability company (the “Company”), Sacker Consultants, Inc. (“Lender”) and Neil Sacker (the “Executive”).
     WHEREAS, Company, Lender and Executive have previously entered into a Executive Services Agreement dated 6/25/07, an Amended and Restated Executive Services Agreement on 7/22/07, a first Amendment to Employment Agreement dated 1/16/09, a Second Amendment to Employment Agreement dated 7/16/09, a third Amendment to Employment Agreement dated 7/16/09, a Fourth amendment to Employment Agreement dated 9/1/09, an Amended and Restated Executive Services Agreement on 11/30/09, a First Amendment to the Second Amended and Restated Executive Services Agreement on 1/11/10, a Second Amendment to the Second Amended and Restated Executive Services Agreement (collectively, “the Agreement”); and
     WHEREAS, the Company, Lender and Executive have agreed to amend specific terms of the Agreement in accordance with the terms set forth below. All capitalized terms not defined herein shall have the meanings ascribed to such terms in the Agreement.
     NOW, THEREFORE, in consideration of the agreements and collective amendments made herein, the parties hereto agree as follows:
     1. Compensation.
          (a) Compensation. Per the terms of the Agreement, Executive’s Base Compensation is currently $540,000 (“Current Compensation”). Notwithstanding the foregoing, in the event of the occurrence of the initial public offering or other financing transaction sufficient to enable the Company to launch and operate a U.S. theatrical distribution company (“Distribution Company Launch”) as contemplated and as set forth in the business plan of The Film Department dated November 6, 2009, Executive’s annualized Base Compensation shall, in lieu of Executive’s Current Base Compensation,

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thereafter be an amount equal to $600,000 commencing the first full day following the Distribution Company Launch.
          (b) Guaranteed Deferred Compensation. In the event of Distribution Company Launch, Company shall pay or cause to be paid to Executive, guaranteed bonus compensation of $50,000 per year during the Engagement Term commencing after Distribution Company Launch (“Deferred Bonus”). The Deferred Bonus shall be paid each year in quarterly installments on the 3rd, 6th, 9th and 12th month anniversary following Distribution Company Launch.
     3. Remaining Provisions. The parties expressly agree and acknowledge that all provisions of the Agreement except those amended by this Amendment shall remain unchanged and in full force and effect.
     IN WITNESS WHEREOF, the parties have duly executed this Addendum as of the date first above written.

THE FILM DEPARTMENT
HOLDINGS LLC

/s/ Mark Gill	/s/ Neil Sacker
By: Mark Gill	Neil Sacker
Its: Chief Executive Officer

SACKER CONSULTANTS, INC.

/s/ Neil Sacker
By:Neil Sacker
Its:President

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